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[LOGO OF JOHN HANCOCK COMPANY]

General Agent and Broker-Dealer
Servicing Agreement

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AG2006US (01/2005)

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[LOGO OF JOHN HANCOCK        General Agent and Broker-Dealer Servicing Agreement
 COMPANY]
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        AGREEMENT, dated as of the effective date as provided below, by and among John Hancock Life Insurance Company (U.S.A.) ("John Hancock USA"), John Hancock Distributors LLC, the undersigned general agent ("General Agent") and the undersigned broker-dealer ("Broker-Dealer").

        WHEREAS, John Hancock USA issues life insurance and annuity contracts, some of which are exempted securities pursuant to Section 3 of the Securities Act of 1933 (the "1933 Act") and therefore not subject to registration under the 1933 Act ("Insurance Contracts"), and some of which are not exempted securities pursuant to Section 3 of the 1933 Act and therefore subject to registration under the 1933 Act unless sold in exempt transactions ("Securities Contracts"); and

        WHEREAS, John Hancock USA has appointed John Hancock Distributors LLC as the principal underwriter for the Securities Contracts; and

        WHEREAS, General Agent and Broker-Dealer desire to service certain previously sold Securities Contracts and Insurance Contracts (collectively, the "Contracts") in accordance with the provisions set forth in the Contracts, Commissions and Fees Schedule (the "Contracts Schedule") which is Exhibit A to this Agreement;

        WHEREAS, General Agent desires to have its sub-agents who are not also registered representatives of Broker-Dealer appointed as agents of John Hancock USA for the purpose of servicing some or all of the Insurance Contracts ("Insurance Agents"), and General Agent and Broker-Dealer desire to have General Agent's sub-agents who are also registered representatives of Broker-Dealer appointed as agents of John Hancock USA for the purpose of servicing some or all of the Contracts ("Securities Agents")(lnsurance Agents and Securities Agents are hereinafter collectively referred to as "Agents"); and

        WHEREAS, if General Agent and Broker-Dealer are the same person, the term "General Agent" in this Agreement shall refer to Broker-Dealer, which shall undertake all the duties, responsibilities and privileges of General Agent under this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT AND AUTHORIZATION

        a. John Hancock USA and John Hancock Distributors LLC appoint and authorize, on a non-exclusive basis, General Agent and Broker-Dealer to service the Contracts in those jurisdictions in which John Hancock USA is admitted to do business, the Contracts have been approved for sale by the appropriate regulatory authorities and General Agent and Broker-Dealer are properly licensed to conduct business. General Agent and Broker-Dealer accept such appointment and authorization, and each agrees to use its best efforts to provide ongoing services to those purchasers with respect to the Contracts.

        b. Each of General Agent and Broker-Dealer is performing the acts covered by this Agreement in the capacity of an independent contractor and not as an employee or partner of or a joint venturer with John Hancock USA or John Hancock Distributors LLC and is authorized to represent John Hancock USA and John Hancock Distributors LLC only to the extent expressly authorized by this Agreement. No further authority is granted or implied.

2. LICENSING AND APPOINTMENT OF AGENTS

        a. General Agent is authorized to designate persons for appointment by John Hancock USA as Agents to provide service to the Contracts and to collect the premium (as used herein, the term "premium" shall refer to any premium payment, deposit or contribution, as applicable, paid or payable in connection with a Contract) thereon in conformance with applicable state laws and John Hancock USA's rules and procedures. General Agent shall not propose an Agent for appointment unless such Agent is duly licensed as an insurance agent in the state(s) in which it is proposed that such Agent solicit applications for the Contracts and, if the Agent is to sell Securities Contracts, unless the Agent is a registered representative of Broker-Dealer. General Agent shall be responsible for such Agents' continuing compliance with applicable licensing requirements under state insurance laws, and Broker-Dealer shall be responsible for such Agents' continuing compliance with applicable registration requirements under federal and state securities laws.

        b. General Agent shall assist John Hancock USA in the appointment of Agents under applicable insurance laws and, in that connection, shall prepare and transmit to John Hancock USA appropriate licensing and appointment forms, shall fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit B to this Agreement and shall comply with such other related policies and procedures as John Hancock USA from time to time may establish or amend in its sole discretion.

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        c. John Hancock USA shall pay the initial appointment fees and renewal fees required under state insurance laws to appoint each previously licensed person as an agent of John Hancock USA for the sale of Contracts. General Agent shall be responsible for all other state insurance appointment and licensing fees with respect to the Agents, including license issue, transfer and termination fees. Broker-Dealer shall be responsible for all fees, including registration and examination fees, necessary to maintain Securities Agents' continuing compliance with applicable registration requirements under federal and state securities laws and the rule of self-regulatory organizations.

        d. John Hancock USA, in its discretion, may refuse to appoint any Agent designated by General Agent or, after it has appointed an Agent, may terminate or refuse to renew such Agent's appointment or may withdraw the Agent's right to service some or all of the Contracts, in which case General Agent shall cause such Agent to cease providing service under this Agreement.

        e. With the frequency reasonably requested by John Hancock USA, General Agent shall provide John Hancock USA with a list of all Agents, indicating which of them are Securities Agents, and the jurisdictions where such Agents are licensed to solicit sales of the Contracts. With the frequency reasonably requested by General Agent, John Hancock USA shall provide General Agent with a list which shows the jurisdictions in which John Hancock USA is admitted to do business and the Contracts that have been approved for sale in each of those jurisdictions.

3. SUPERVISION OF AGENTS

        a. Except to the extent that Broker-Dealer is responsible therefor, General Agent shall supervise all Agents and be responsible for their training and compliance with applicable insurance laws and regulations, and if any act or omission of an Agent or employee of General Agent is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys' fees) to John Hancock USA or John Hancock Distributors LLC, General Agent shall be liable therefor. Broker-Dealer shall supervise Securities Agents and be responsible for their training and compliance with applicable federal and state securities laws and regulations and the rules of the National Association of Securities Dealers, Inc. ("NASD"), and if any act or omission of a Securities Agent or employee of Broker-Dealer is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys' fees) to John Hancock USA or John Hancock Distributors LLC, Broker-Dealer shall be liable therefor. General Agent and Broker-Dealer shall insure that only Securities Agents service Securities Contracts. John Hancock USA and John Hancock Distributors LLC shall not have any responsibility for the supervision, training or compliance with any law or regulation of any Agent or any employee of General Agent or Broker-Dealer, and nothing in this Agreement shall be deemed to make such an Agent or employee an agent or employee of John Hancock USA or John Hancock Distributors LLC.

        b. General Agent shall (i) supervise Agents' compliance with all applicable suitability requirements under state insurance laws and regulations and (ii) provide adequate training to insure that Agents have thorough knowledge of each Insurance Contract and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Broker-Dealer shall (i) supervise Securities Agents' compliance with all applicable suitability requirements under federal and state securities laws and regulations and NASD rules and (ii) provide adequate training to insure that Securities Agents have thorough knowledge of each Securities Contract and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Each of General Agent and Broker-Dealer shall not, and shall cause the Agents not to, recommend the purchase of a Contract to a prospective purchaser unless it has reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable rules and regulations of any regulatory authority, including, in the case of Securities Contracts, the Securities and Exchange Commission ("SEC") and the NASD. General Agent, in submitting an application for an Insurance Contract, and Broker-Dealer, in submitting an application for a Securities Contract, will be deemed to have warranted to John Hancock USA, and to John Hancock Distributors LLC in the case of a Securities Contract, that it has made a determination of suitability based on information concerning the prospective purchaser's insurance and investment objectives, risk tolerance, need for liquidity, and financial and insurance situation and needs, or on such other factors that General Agent or Broker-Dealer deems to be appropriate under the circumstances and in compliance with applicable law.

        c. If an Agent performs any unauthorized transaction with respect to a Contract, fails to submit to the supervision of or otherwise meet the rules and standards of General Agent or Broker-Dealer, or fails to hold any required license, appointment, registration or association with Broker-Dealer, General Agent and Broker-Dealer immediately shall notify John Hancock USA in writing and act to terminate the sales activities of such Agent relating to the Contracts.

        d. Upon request by John Hancock USA or John Hancock Distributors LLC, General Agent and Broker-Dealer shall furnish appropriate records or other documentation to evidence the diligent supervision of Agents by General Agent and Broker-Dealer.

4. OBLIGATIONS OF GENERAL AGENT AND BROKER-DEALER

        a. General Agent and Broker-Dealer shall permit Agents to provide service for Contracts only if they (i) are duly licensed insurance Agents and appointed by John Hancock USA and (ii) in the case of Securities Contracts, are also registered representatives of Broker-Dealer.

        b. Checks or money orders for the payment of premiums shall be drawn to the order of "John Hancock Life Insurance Company (U.S.A.)", or such other name as John Hancock USA shall authorize from time to time. General Agent and Broker-Dealer do not have authority to deposit or endorse checks payable to John Hancock USA without the prior written approval of John Hancock USA. John Hancock USA has the right in its sole discretion to reject any application for a Contract and return any premium payment made in connection with the sale of the Contract.

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        c. Contracts issued on accepted applications shall be delivered to the contract owners according to administrative procedures established by John Hancock USA.

        d. General Agent and Broker-Dealer shall not, directly or indirectly, expend or contract for the expenditure of any funds of John Hancock USA or John Hancock Distributors LLC. John Hancock USA and John Hancock Distributors LLC shall not be obligated to pay any expense incurred by General Agent or Broker-Dealer in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or agreed to in advance in writing by John Hancock USA or John Hancock Distributors LLC.

        e. General Agent and Broker-Dealer are not authorized: to incur indebtedness or make contracts on behalf of John Hancock USA or John Hancock Distributors LLC; to alter or amend any of the provisions of the Contracts or the forms prescribed by John Hancock USA or John Hancock Distributors LLC; to discharge, waive any forfeitures under or extend the time for making payments under the Contracts; to pay any premium or other payment on behalf of a Contract applicant; to enter into any court or regulatory proceeding in the name of or on behalf of John Hancock USA or John Hancock Distributors LLC; or to bind John Hancock USA or John Hancock Distributors LLC in any way not specifically authorized in writing by the party to be bound.

        f. General Agent and Broker-Dealer shall not induce any employee or agent of John Hancock USA to terminate that relationship, persuade owners of insurance or annuity contracts issued by John Hancock USA to discontinue their contracts or otherwise do anything prejudicial to the interests of John Hancock USA or the owners of contracts issued by it.

        g. General Agent and Broker-Dealer agree to comply with, and to cause the Agents to comply with, the administrative procedures of John Hancock USA relating to the Contracts and the policies and procedures adopted by John Hancock USA relating to privacy, agent conduct and similar matters and identified in the Policies and Procedures Schedule which is Exhibit C to this Agreement, to the extent such policies and procedures are applicable to the offer, sale and servicing of the Contracts, as those administrative procedures and other policies and procedures are now in effect or may be amended or established in the future by John Hancock USA in its sole discretion and communicated to General Agent and Broker-Dealer, as appropriate. General Agent and Broker-Dealer acknowledge receipt of those policies of John Hancock USA set forth in the Policies and Procedures Schedule.

        h. Each of General Agent and Broker-Dealer agrees to carry out its activities and obligations under this Agreement, and to cause each Agent for which it has primary supervisory responsibility to carry out the Agent's activities and obligations in connection with the offer, sale and servicing of the Contracts, in continuous compliance with applicable laws, rules and regulations of applicable federal and state regulatory authorities (including the rules of the NASD), including those governing securities and insurance-related activities or transactions, and to notify John Hancock USA and John Hancock Distributors LLC immediately in writing if it or any such Agent fails to comply with any of those laws and regulations.

        i. Broker-Dealer shall execute any electronic or telephone orders only in accordance with the current prospectus applicable to the Securities Contracts and agrees that, in consideration for electronic and telephone transfer privileges, John Hancock USA will not be liable for any loss incurred as a result of acting upon electronic or telephone instructions containing unauthorized, incorrect or incomplete information received from Broker-Dealer or its representatives.

5. COMPENSATION

        a. John Hancock USA shall pay General Agent compensation for the servicing of Insurance Contracts and, on behalf of John Hancock Distributors LLC, shall pay Broker-Dealer for the servicing of Securities Contracts as set forth in the Contracts Schedule. Unless otherwise provided in the Contracts Schedule, John Hancock USA will make these payments within 15 days after the end of the calendar month in which it accepts the premiums and purchase payments on which the payments are based. Notwithstanding any other provision of this Agreement, Broker-Dealer shall return to John Hancock USA all compensation paid to it with respect to a Securities Contract if the Securities Contract is tendered for redemption within seven business days after John Hancock USA's acceptance of the application for the Securities Contract.

        b. Except as otherwise set forth in this Agreement including the Contracts Schedule, General Agent shall be exclusively responsible for setting the compensation of and promptly paying Agents for Insurance Contracts, and Broker-Dealer shall be exclusively responsible for setting the compensation of and promptly paying Agents for Securities Contracts.

6. ASSOCIATED INSURANCE AGENCY

        a. If they are not the same person, General Agent and Broker-Dealer represent and warrant that they are in compliance with the terms and conditions of no-action letters issued by the staff of the SEC with respect to non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. If Broker-Dealer has entered into an agreement with one or more insurance agencies other than General Agent (each, an "Associated Agency") for purposes of selling Securities Contracts in those states in which neither Broker-Dealer nor General Agent can obtain an insurance license necessary to sell the Contracts, Broker-Dealer represents and warrants that it and each such Associated Agency are in compliance with the terms and conditions of no-action letters issued by the staff of the SEC with respect to non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. The Broker-Dealer will supervise agents of an Associated Agency in the same manner as it is required to supervise Agents under this Agreement, as applicable. General Agent and Broker-Dealer shall notify John Hancock USA and John Hancock Distributors LLC immediately in writing if General Agent, Broker-Dealer or any Associated Agency fails to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

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        b. In reliance on such representations and warranties, John Hancock USA, on behalf of John Hancock Distributors LLC, agrees to pay any compensation otherwise due to Broker-Dealer for sales of Securities Contracts to General
Agent or Associated Agencies as authorized in writing by Broker-Dealer.

        c. Broker-Dealer shall have the same obligations under this Agreement with respect to sales of Securities Contracts for which compensation is paid to General Agent or an Associated Agency as it has for sales of Securities Contracts for which it receives compensation directly from John Hancock Distributors LLC or John Hancock USA. In addition, Broker-Dealer shall insure that compensation paid to General Agent or an Associated Agency is distributed only to duly licensed Securities Agents.

7. REPRESENTATIONS AND WARRANTIES

        a. Each of John Hancock USA, John Hancock Distributors LLC, Broker-Dealer and General Agent represents to the others that it and its officers signing below have full power and authority to enter into this Agreement, that this Agreement has been duly and validly executed by it and that this Agreement, assuming due and valid execution by the other parties, constitutes a legal, valid and binding agreement.

        b. General Agent represents and warrants to John Hancock USA and John Hancock Distributors LLC that General Agent is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, a properly licensed insurance agency in each jurisdiction in which such licensing is required for the sale of the Contracts.

        c. Broker-Dealer represents and warrants to John Hancock USA and John Hancock Distributors LLC that Broker-Dealer is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and under the securities laws of each state in which such registration is required for the sale of the Securities Contracts and a member of the NASD. Broker-Dealer will notify John Hancock Distributors LLC promptly in writing if any such registration or membership is terminated or suspended.

        d. John Hancock Distributors LLC represents and warrants to Broker-Dealer that John Hancock Distributors LLC is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, registered as a broker-dealer with the SEC under the 1934 Act and under the securities laws of each state in which such registration is required for underwriting the Securities Contracts and a member of the NASD.

        e. John Hancock USA represents and warrants to General Agent and Broker-Dealer that the Securities Contracts, including any variable account(s) supporting the Securities Contracts, shall comply in all material respects with applicable registration and other requirements of the 1933 Act and the Investment Company Act of 1940 (the "1940 Act"), and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto.

        f. John Hancock USA represents and warrants to General Agent and Broker-Dealer that the prospectuses included in John Hancock USA's registration statements for the Contracts, and in post-effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain in all material respects all statements and information which are required to be contained therein by the 1933 Act.

8. SALES LITERATURE, ADVERTISEMENTS AND OTHER PROMOTION MATERIAL

        a. General Agent and Broker-Dealer shall not use, and shall cause the Agents not to use, any sales literature, advertisements or other promotional material ("Sales Material") in connection with the offer and sale of the Contracts unless the Sales Material has been approved in writing prior to use by John Hancock USA, in the case of Insurance Contracts, or John Hancock Distributors LLC, in the case of Securities Contracts. For purposes of this Agreement, Sales Material shall include but not be limited to:

                i. material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, video-tape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media, or direct mail;

                ii. descriptive literature and sales aids of all kinds, including, but not limited to, circulars, leaflets, booklets, marketing guides, seminar material, audiovisual material, computer print-outs, depictions, illustrations and form letters;

                iii. material used for training and education which is designed to be used or is used to induce the public to purchase or retain a Contract; and

                iv. prepared sales talks and other presentations and material prepared for use with prospective purchasers of the Contracts or with the public generally.

        b. John Hancock USA or John Hancock Distributors LLC will provide Broker-Dealer, without charge, with as many copies of the prospectuses and statements of additional information for the Securities Contracts and the underlying investment funds as may be reasonably requested ("Registration Material"). Upon receipt of updated Registration Material, Broker-Dealer will promptly discard or destroy all copies of Registration Material previously provided to it, except as needed to maintain proper records.

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        c. Upon notice to General Agent or Broker-Dealer, John Hancock USA or
John Hancock Distributors LLC may terminate at any time and for any reason the use of any Sales Material previously approved by it or of any Registration Material, and General Agent and Broker-Dealer shall promptly comply with any such request and shall not use, or permit an Agent to use, such material thereafter.

        d. General Agent and Broker-Dealer are not authorized, and may not authorize anyone else, to give any information or to make any representation concerning John Hancock USA, the Contracts, the separate accounts of John Hancock USA or the underlying investment funds for the Contracts other than those contained in the current Registration Material and Sales Material authorized for use by John Hancock USA or John Hancock Distributors LLC. Broker-Dealer, General Agent and Agents may not modify or represent that they are authorized to modify any such material.

        e. General Agent shall be responsible for all communications by Agents with prospective purchasers of, and with the public generally in connection with, Insurance Contracts. Broker-Dealer shall be responsible for all communications by Securities Agents with prospective purchasers of, and with the public generally in connection with, Securities Contracts.

9. GROUP ANNUITY CONTRACTS

        For purposes of this Agreement, a group annuity contract which has not been registered under the 1933 Act and which is to be issued in connection with a stock bonus, pension, or profit-sharing plan which meets the requirements for qualification under section 401 of the Internal Revenue Code (or in connection with another kind of plan specified in Section 3(a)(2) of the 1933 Act) ("Exempt Group Contract") shall be deemed to be an Insurance Contract, but a sale of an Exempt Group Contract by a Securities Agent shall be subject to any applicable NASD rules. Broker-Dealer shall supervise and maintain records with respect to such transactions as may be required by any applicable NASD rules.

10. FIDELITY BOND AND OTHER LIABILITY COVERAGE

        Each of General Agent and Broker-Dealer represents that it and its directors, officers and employees and the Insurance Agents, in the case of General Agent, and the Securities Agents, in the case of Broker-Dealer, are and shall be covered by a blanket fidelity bond, issued by a reputable bonding company, and other errors and omissions or liability insurance, acceptable to John Hancock USA ("Liability Coverage"). Each of General Agent and Broker-Dealer shall maintain its Liability Coverage at its expense. Liability Coverage shall be in a form, type and amount and issued by a bonding company or other insurance company satisfactory to John Hancock USA. Any fidelity bond maintained by Broker-Dealer which meets the requirements of the NASD Conduct Rules applicable to fidelity bonds shall be deemed to be satisfactory. John Hancock USA may require evidence, satisfactory to it, that such coverage is in force, and General Agent and Broker-Dealer shall give prompt written notice to John Hancock USA of any cancellation or change of coverage. Each of General Agent and Broker-Dealer assigns any proceeds received from the Liability Coverage to John Hancock USA to the extent of its loss, and to John Hancock Distributors LLC to the extent of its loss, due to activities covered by the Liability Coverage and agrees to pay promptly any deficiency whether due to a deductible or otherwise.

11. COMPLAINTS, INVESTIGATIONS AND PROCEEDINGS

        Each of General Agent and Broker-Dealer shall promptly notify John Hancock USA and John Hancock Distributors LLC if it receives notice of any customer complaint or of any threatened or pending regulatory investigation or proceeding, civil action or arbitration (a "Proceeding") involving the Contracts. John Hancock USA or John Hancock Distributors LLC will promptly notify General Agent or Broker-Dealer if it receives notice of any customer complaint or of any Proceeding involving General Agent or Broker-Dealer and the Contracts. Each party shall cooperate with the other parties in investigating and responding to any such complaint or Proceeding, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement. No response by General Agent or Broker-Dealer to an individual customer complaint involving a Contract will be sent until it has been approved by John Hancock USA or John Hancock Distributors LLC or dealt with otherwise in accordance with John Hancock USA's administrative procedures.

12. INDEMNIFICATION

        a. General Agent and Broker Dealer, jointly and severally, indemnify and hold harmless John Hancock USA, John Hancock Distributors LLC, and their respective affiliates, officers, directors, employees and agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys' fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation, or any applicable rule of any self-regulatory organization, by General Agent, Broker-Dealer or any of the Agents. This indemnification will be in addition to any liability which the General Agent and Broker-Dealer may otherwise have.

        b. John Hancock USA and John Hancock Distributors LLC, jointly and severally, indemnify and hold harmless General Agent, Broker-Dealer and their respective affiliates, officers, directors, employees and Agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys' fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation, or any applicable rule of any self-regulatory organization, by John Hancock USA or John Hancock Distributors LLC. This indemnification will be in addition to any liability which John Hancock USA and John Hancock Distributors LLC may otherwise have.

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13. TERMINATION

        a. Any party may terminate this Agreement in its discretion without cause upon thirty (30) days written notice to the other parties.

        b. John Hancock USA or John Hancock Distributors LLC may terminate this Agreement effective with the mailing of a notice of termination to General Agent or Broker-Dealer if the reasons for the termination include (i) conversion, fraud, embezzlement or similar activity, (ii) failure to maintain Liability Coverage as required by Section 10 or (iii) a rebate of, offer to rebate or withholding of any payment due on a Contract by General Agent or Broker-Dealer.

        c. This Agreement will terminate automatically without notice, effective as of the immediately preceding date, if: General Agent or Broker-Dealer ceases to have the requisite registrations and regulatory licenses (but only as to the jurisdictions and Contracts affected by the absence of such registrations and licenses); applicable laws or regulations otherwise prohibit General Agent or Broker-Dealer from continuing to market the Contracts; or General Agent or Broker-Dealer files for bankruptcy or financial or corporate reorganization under federal or state insolvency law.

        d. No provision of this Agreement shall continue in force after any termination, other than Sections 11, 12, 14, 15, 18, 19, 20 and 21, and the Contracts Schedule.

14. CONFIDENTIALITY

        Each party to this Agreement shall maintain the confidentiality of any customer list and any material designated as confidential and/or proprietary by another party ("Confidential Information"), and shall not use or disclose such information without the prior written consent of the party designating such material as confidential and/or proprietary. Each party to this Agreement shall take reasonable steps to protect such Confidential Information, applying at least the same security measures and level of care as it employs to protect its own Confidential Information. If any party to this Agreement is compelled by applicable law to disclose any Confidential Information, it shall promptly notify the party designating such material as confidential and/or proprietary in writing. The General Agent and Broker-Dealer shall cause Agents to comply with this provision.

15. AMENDMENTS

        This Agreement may be amended in a writing signed by all the parties. If John Hancock USA and John Hancock Distributors LLC send written notice of a proposed amendment to this Agreement to General Agent and Broker-Dealer, General Agent and Broker-Dealer shall be deemed to have agreed to the amendment if either submits an application for a Contract on or after the fifth business day after the date on which the notice was sent. John Hancock USA may also unilaterally suspend distribution of any of the Contracts and amend the Schedules to this Agreement in any and all respects, from time to time in its sole discretion, with prior or concurrent written notice to General Agent and Broker-Dealer. Any change in compensation shall apply to compensation due on applications received by John Hancock USA after the effective date of the notice. John Hancock USA may also amend the Contracts from time to time, in its sole discretion, and nothing in this Agreement shall be deemed to affect its right to so amend the Contracts.

16. BOOKS AND RECORDS

        a. General Agent and Broker-Dealer shall maintain such books and records concerning the activities of the Agents as may be required under applicable insurance and securities laws and regulations and the rules of the NASD, and as may be reasonably required by John Hancock USA or John Hancock Distributors LLC to reflect adequately the Contracts business processed through General Agent or Broker-Dealer. General Agent and Broker-Dealer shall maintain such books and records at their respective principal places of business in good and legible condition for a period of six calendar years following the year in which this Agreement is terminated (the "Post-Termination Period") and shall make them available during normal business hours to John Hancock USA or John Hancock Distributors LLC from time to time while this Agreement is in effect and during the Post-Termination Period upon 10 days' written request.

        b. The parties shall promptly furnish each other any reports and information that another party may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state or under any applicable federal or state securities laws or regulations or NASD rules.

17. NOTICES

        a. All notices under this Agreement shall be given in writing and sent to the address of a party shown on the signature page or to such other address as the party may designate in writing.

        b. Each of General Agent and Broker-Dealer shall provide written notice to John Hancock USA no less than thirty days prior to the closing date of its proposed merger into or consolidation with another entity, a sale of substantially all its assets or a sale, transfer or assignment of a controlling interest in it.

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18. EFFECTIVE DATE

        This Agreement supersedes in its entirety any other effective agreement between the General Agent or Broker-Dealer and John Hancock USA or John Hancock Distributors LLC. If this Agreement is executed by General Agent and Broker-Dealer and returned to John Hancock USA, it shall be effective as of the date of its execution by John Hancock USA.

19. REGULATIONS

        All parties agree to observe and comply with all existing laws, rules and regulations of all applicable local, state or federal regulatory authorities (including the rules of the NASD), and with all existing rules and regulations of any self-regulatory organization, and to observe and comply with those laws, rules and regulations which may be enacted, adopted or promulgated during the term of this Agreement, which relate to the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

20. OTHER

        This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings among the parties regarding the subject matter, may be executed in two or more counterparts which together shall constitute a single agreement, may not be assigned by any party without the written consent of the other parties (except that it may be assigned by John Hancock USA to a successor in connection with a merger, consolidation or sale of all or substantially all of the assets of John Hancock USA, and may be assigned by John Hancock Distributors LLC to an affiliate or successor) and shall inure to the benefit of and to be binding upon the parties and their respective successors and assigns. Forbearance by a party to require performance of any provision hereof shall not constitute or be deemed a waiver by that party of such provision or of the right thereafter to enforce the same, and no waiver by a party of any breach or default hereunder shall constitute or be deemed a waiver of any subsequent breach or default, whether of the same or similar nature or of any other nature, or a waiver of the provision or provisions with respect to which such breach or default occurred. This Agreement shall be governed and construed in all respects by the laws of the State of Michigan without reference to the principles of conflict or choice of law thereof.

21. ARBITRATION

        Any and all disputes under this Agreement shall be settled by arbitration in Massachusetts under the then existing rules of the American Arbitration Association and judgment may be entered upon the award in any court of competent jurisdiction. The determination of the arbitrators shall be final and binding on all parties. The costs of arbitration shall be borne equally by the parties to the arbitration, provided however, that the arbitrators may assess one party more heavily than the other for these costs upon a finding that such party did not make a good faith effort to settle the dispute informally when it first arose.

AG2006US (01/2005)                                                       7 of 11
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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth below.

GENERAL AGENT                             BROKER-DEALER

______________________________________    ______________________________________
Name                                      Name

______________________________________    ______________________________________
Street Address                            Street Address

______________________________________    ______________________________________
City, State & Zip                         City, State & Zip


By:___________________________________    By:___________________________________

Title:________________________________    Title:________________________________

Date:_________________________________    Date:_________________________________

JOHN HANCOCK LIFE INSURANCE               JOHN HANCOCK DISTRIBUTORS LLC
 COMPANY (U.S.A.)                         P.O. Box 4700
P.O. Box 600                              Buffalo, NY
Buffalo, NY                               14240-4700
14201-0600

Attn: Agency Department                   Attn: Operations Department


By:___________________________________    By:___________________________________

Title:________________________________    Title:________________________________

Date:_________________________________    Date:_________________________________

AG2006US (01/2005)                                                       8 of 11
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                                    Exhibit A

                    Contracts, Commissions and Fees Schedule

General Provisions

        Compensation. Unless otherwise provided in this Contracts Schedule, commissions will be paid as a percentage of premiums or purchase payments (collectively, "Payments") received in cash or other legal tender and accepted by John Hancock USA on applications obtained by Agents. Such Payments will be payable in respect of the sale of such Contracts, in such amounts, and upon such terms as are set forth in the applicable commission schedules together with any accompanying schedules relating to the Payments, (the "Commission Schedules"), established by John Hancock USA and John Hancock Distributors LLC and covering each Contract, as are in effect from time to time, to which such Payments relate. John Hancock USA and John Hancock Distributors LLC expressly reserve the right to transfer future compensation on a Contract to another General Agent or Broker-Dealer if the owner of the Contract so requests. Upon termination of the Agreement, General Agent and Broker-Dealer shall receive no further compensation, except for compensation for all Payments which are in process at the time of termination of the Agreement or are received subsequently on Contracts in force at the time of termination of the Agreement, unless otherwise provided in an applicable Commission Schedule. Notwithstanding the foregoing, no Payments will be made with respect to an increase in the face amount of a Contract when the Agreement is terminated prior to such increase, and when the Agreement is terminated, no Payments with respect to any Securities Contracts shall be made after the Broker-Dealer ceases to be properly licensed to sell Securities Contracts. General Agent and Broker-Dealer shall continue to be liable for any chargebacks pursuant to the provisions of this Contracts Schedule, and for any other amounts advanced by or otherwise due John Hancock USA or John Hancock Distributors LLC under the Agreement.

        Joint Business. Any Contract sold by General Agent or Broker-Dealer in conjunction with any other person authorized to sell the Contracts shall be considered as joint business and, unless otherwise agreed to by John Hancock USA, the amount of the compensation due on the Payments accepted under that Contract shall be apportioned equally among each participant in the sale. General Agent or Broker-Dealer shall provide John Hancock USA with written notice of any such joint business and of the existence of any agreement among participants for unequal apportionment of compensation.

        Prohibition Against Rebates. General Agent and Broker-Dealer shall not, and shall cause the Agents not to, rebate, offer to rebate or withhold any part of any payments due on the Contracts. If General Agent, Broker-Dealer or any Agent shall at any time induce or endeavor to induce any owner of any Contract to discontinue payments or to relinquish any such Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, John Hancock USA shall forthwith cease paying any and all compensation that would otherwise be due General Agent or Broker-Dealer under this Agreement.

        Right of Set Off. Each of General Agent and Broker-Dealer hereby authorizes John Hancock USA to set off its liabilities to John Hancock USA and John Hancock Distributors LLC against any and all amounts otherwise payable to General Agent or Broker-Dealer, including amounts payable under the Agreement or under any other agreement pursuant to which General Agent or Broker-Dealer receive compensation directly or indirectly from John Hancock USA.

        Each of General Agent and Broker-Dealer shall be liable for the portion of any debit balance equal to advances on unearned compensation which appears in their respective Advance Accounts. Such portion of the debit balance shall be payable by General Agent or Broker-Dealer, as applicable, upon demand by John Hancock USA. At the option of John Hancock USA, interest at the maximum rate permissible by state law will accrue on such portion of the debit balance from the time a debit balance occurs in such account.

        Paying Agent for Insurance Contracts. At the request of General Agent, John Hancock USA, at its discretion, may agree to act as General Agent's paying agent and make payments of compensation directly to such Insurance Agents and such other appropriate parties who are not employees of General Agent but are appointed with John Hancock USA and are entitled to compensation from General Agent in connection with the sale of those Insurance Contracts that are not variable annuity contracts or variable life insurance policies, as General Agent may designate from time to time.

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                                    Exhibit B

                        General Letter of Recommendation

        General Agent hereby certifies to John Hancock USA that all of the following requirements will be fulfilled in conjunction with the submission by General Agent of licensing/appointment papers for all applicants to become Agents ("Applicants"). General Agent will, upon request, forward proof of compliance with same to John Hancock USA in a timely manner.

        1. We have made a thorough and diligent inquiry and investigation relative to each Applicant's identity, residence, business reputation and experience and declare that each Applicant is personally known to us, has been examined by us, is known to have a good business reputation, is reliable, is financially responsible and is worthy of a license and appointment as an Agent. Each individual is trustworthy, competent and qualified to act as an agent for John Hancock USA and hold himself out in good faith to the general public. We vouch for each Applicant.

        2. We have on file a Form B-300, B-301 or U-4 which was completed by each Applicant. With respect to each Applicant to become a Securities Agent, we have fulfilled all the necessary investigative requirements for the registration of each such Applicant as a registered representative through our NASD member firm, and each such Applicant is presently registered as an NASD registered representative. The above information in our files indicates no fact or condition which would disqualify the Applicant from receiving a license, and all the findings of all investigative information is favorable.

        3. We certify that all educational requirements have been met for the specific state in which each Applicant is requesting a license and that all such persons have fulfilled the appropriate examination, education and training requirements.

        4. If the Applicant is required to submit his or her picture, signature and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to John Hancock USA are those of the Applicant and the securities registration is a true copy of the original.

        5. We hereby warrant that the Applicant is not applying for a license with John Hancock USA in order to place insurance chiefly or solely on his or her life or property or on the lives, property or liability of his or her relatives or associates.

        6. We certify that each Applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these Applicants, to the end that the insurance interest of the public will be properly protected.

        7. We will not permit any Applicant to transact insurance as an agent until duly licensed therefor. No Applicants have been given a contract or furnished supplies, nor have any Applicants been permitted to write, solicit business or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

        8. We certify that General Agent, Broker-Dealer and Applicant shall have entered into a written agreement pursuant to which: (a) Applicant is appointed a Sub-agent of General Agent and a registered representative of Broker-Dealer; (b) Applicant agrees that his or her activities relating to the Securities Contracts shall be under the supervision and control of Broker-Dealer and his or her activities relating to the Insurance Contracts shall be under the supervision and control of General Agent; and (c) that Applicant's right to continue to service such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Broker-Dealer or General Agent.

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                                    Exhibit C

                        Policies and Procedures Schedule

        In addition to its administrative procedures, John Hancock USA has adopted the following Codes which contain policies and procedures applicable to the offer, sale and servicing of the Contracts:

                Privacy Code
                Agent's Code of Conduct

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